Exhibit 10.18

                           CHANGE OF CONTROL AGREEMENT

                  This CHANGE OF CONTROL AGREEMENT is dated as of November 30, 2001 between COMMUNITY BANK SYSTEM, INC., a Delaware Corporation and registered bank holding company ("CBSI"), and COMMUNITY BANK, N.A., a wholly-owned subsidiary of CBSI, having an office in DeWitt, New York ("CBNA") (CBSI and CBNA are referred to collectively in this Agreement as the "Employer"), and W. Valen McDaniel ("Employee").

                                    Recitals

      A. Employee is currently employed by CBNA in a senior management capacity.

      B. Employer desires to retain the services of Employee and to induce Employee to remain with CBNA.

      C. In consideration of the agreements of the parties contained in this Agreement, and intending to be legally bound by the terms of this Agreement, the parties agree as follows:

                                      Terms

1. Term of Agreement.

      The term of this Agreement shall be for the period from the date of the Agreement to December 31, 2005 and shall automatically expire effective December 31, 2005.

2. Change of Control.

      (a) Subject to the limitations described in paragraphs 2(d), (e), (f) and
(g), if Employee's employment by CBNA shall cease for any reason, including Employee's voluntary termination, but not including Employee's termination for "cause" (as defined in paragraph 3), within 1 year following a "Change of Control" that occurs during the term of this Agreement, Employer shall:

            (i) Pay to Employee an aggregate severance benefit equal to (A) the greater of 150 percent of Employee's then current Base Salary or the severance benefit otherwise due Employee, plus (B) an amount equal to the Management Incentive paid to Employee in the year previous to the year during which the "Change of Control" occurs; and

            (ii) Treat as immediately exercisable all options granted by CBSI to Employee to acquire CBSI common stock that are not exercisable or that have not been exercised, so as to permit Employee to purchase the balance of CBSI stock not yet purchased until the end of the exercise period provided in the original grant of the option right; and

            (iii) Treat as immediately vested all restricted CBSI stock held by Employee; and

            (iv) Provide Employee with continuation of life and health insurance benefits, under the same terms and conditions (including cost) that Employer provides such insurance to its active employees, until payments under paragraph 2(a)(i) above have been paid in full.

      (b) The severance benefit payable under paragraph 2(a)(i) above shall be payable in substantially equal installments over a period of eighteen months or longer if provided for under Employer's established severance policy.

      (c) The provision of health insurance to Employee during the period described in paragraph 2(a)(iv) shall not be credited towards Employer's obligation to provide continuation of health insurance coverage under the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA"). Accordingly, upon expiration of the period described in paragraph 2(a)(iv), Employee (and Employee's qualified beneficiaries) shall be eligible to commence continuation coverage under the COBRA provisions of Employer's group health plan(s).

      (d) In no event shall the aggregate of all amounts paid to, or value received by, Employee following a "Change of Control" (whether paid or received pursuant to this paragraph 2 or otherwise) exceed the maximum aggregate amount or value that could be paid to, or received by, Employee without such aggregate amount being treated as a "parachute payment" within the meaning of Internal Revenue Code Section 280G.

      (e) Employer shall not be obligated to provide or continue the payments specified in paragraph 2(a)(i) above, if Employer, within the one-year period following such Change of Control, provides Employee, and Employee accepts, a position within Employer's organization of comparable responsibility and compensation. Employer shall allow Employee to maintain such alternative position for a period of not less than one year from the date of acceptance.

      (f) As provided in paragraph 2(a) above, Employee may voluntarily terminate his employment with CBNA within 1 year following a Change of Control, and receive all of the payments and benefits specified in 2(a) above. In the event of such a voluntary termination, the payments specified in paragraph 2(a)(i) shall be reduced by any non-Employer related wages or self-employment income derived by Employee during the period payments are made under paragraph 2(a)(i).

      (g) Payments made and benefits provided pursuant to this paragraph 2 shall be subject to withholding for income, employment and other similar taxes Employer may be required to withhold.

      (h) For purposes of paragraph 2(a), a "Change of Control," shall be deemed to have occurred if:

            (i) any "person," including a "group" as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of CBSI or CBNA representing 30% or more of the combined voting power of CBSI's or CBNA's then outstanding securities;

            (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of CBSI or CBNA before the Transaction shall cease to constitute a majority of the Board of Directors of CBSI or CBNA or any successor to either;

            (iii) CBSI or CBNA is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of CBSI or CBNA, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation;

            (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of CBSI or CBNA representing 30% or more of the combined voting power of CBSI's or CBNA's then outstanding voting securities; or

            (v) CBSI or CBNA transfers substantially all of its assets to another corporation which is not controlled by CBSI or CBNA.

3. Termination "For Cause"

      (a) Notwithstanding any contrary provision contained in paragraph 2, CBSI or CBNA may terminate this Agreement "for cause" (defined below) at any time, effective upon receipt by Employee of written notice of termination. Upon termination of employment "for cause," Employee shall be entitled only to the salary due Employee from Employer to the date of receipt by Employee of written notice of termination and Employee shall forfeit any and all stock options granted by CBSI or CBNA that remain unexercised as of the date of the written termination notice and any and all shares of restricted CBSI stock that are not vested as of the date of the written termination notice.

      (b) Termination "for cause" for purposes of this Agreement shall include, but not be limited to, any of the following:

            (i) any act of dishonesty or fraud, acts of moral turpitude, or the commission of a felony; or

            (ii) breach of duty or obligation to CBSI or CBNA or receipt of financial or other economic profit or gain as a result of or in any way arising out of Employee's position with CBNA and failure to account to CBSI or CBNA for such profits or other gains; or

            (iii) disclosure of confidential or private Employer information or aiding a competitor of Employer (or any affiliate of Employer) to the detriment of Employer (or any affiliate of Employer).

4. Miscellaneous.

      (a) Notices. Any and all notices with respect to this Agreement shall be sufficient if furnished personally in writing or sent by certified mail, return receipt requested, to the last known address or other address designated by the parties to this Agreement.

      (b) Entire Agreement: Release From Prior Agreements. This Agreement represents the entire agreement between the parties and specifically supersedes any and all oral or written agreements previously entered into by the parties, and each party releases the other party of all obligations and liabilities with respect to any prior employment agreements between the parties.

      (c) Governing Law. This Agreement, having been made and duly executed within the State of New York, shall be construed and governed in accordance with and pursuant to New York law.

      (d) Waiver. In the event that any breach of this Agreement by Employee or Employer is waived by act or failure to act, such waiver shall not constitute a waiver of any subsequent breach by either party.

      (e) Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only that particular provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not a part of the Agreement.

      (f) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, legal representatives and heirs of the parties.

      (g) Arbitration and Fees. Any dispute between the parties relating to the terms of this Agreement, or any interpretation, construction or enforcement hereof, shall first be submitted to non-binding arbitration in Syracuse, New York in accordance with the rules and regulations of the American Arbitration Association then in effect. Each party shall be responsible for its own costs and expenses in pursuing non-binding arbitration, and any arbitration fees or costs shall be shared equally between the parties. However, if Employee is a party in an arbitration to collect payments due pursuant to this Agreement and prevails in collecting payments due in the arbitration or settlement of the arbitration. Employer shall reimburse Employee for reasonable attorneys' fees incurred by Employee in connection with such arbitration.

      (h) Personal Qualifications. It is hereby agreed that this Agreement and the employment of Employee pursuant hereto is personal in nature, and that Employee possesses highly specialized skills and abilities. For such reason and in accordance with applicable provisions of New York State law, this agreement may not be assigned by Employee, and as to the obligations to be performed by Employee, other than the rendering or personal service as an employee ofCBNA, this Agreement shall be binding upon Employee's heirs and/or administrators and executors.

      IN WITNESS WHEREOF, the parties have signed this Agreement after full opportunity to read and discuss the provisions of the Agreement, and both parties voluntarily assent to this Agreement with full understanding of its provisions.

                                        EMPLOYEE

                                        /s/ W. Valen McDaniel                  .
                                        ---------------------------------------
                                        W. Valen McDaniel


                                        COMMUNITY BANK SYSTEM, INC.

                                        By: /s/ Sanford A. Belden              .
                                        ---------------------------------------
                                        Sanford A. Belden


                                        COMMUNITY BANK, N.A.

                                        By: /s/ Sanford A. Belden              .
                                        ---------------------------------------
                                        Sanford A. Belden